UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 4, 2007

MORNINGSTAR, INC.

(Exact name of registrant as specified in its charter)

Illinois	000-51280	36-3297908
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

225 West Wacker Drive
Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

(312) 696-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.       Regulation FD Disclosure.

The following information is included in this Current Report on Form 8-K as a result of Morningstar, Inc.’s policy regarding public disclosure of corporate information. Answers to additional inquiries, if any, that comply with this policy are scheduled to become available on June 1, 2007.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This current report on Form 8-K contains forward-looking statements.  These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements.  In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terminology.  You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance, or achievements.

Other factors that could materially affect actual results, levels of activity, performance, or achievements can be found in Morningstar’s other filings with the Securities and Exchange Commission, including Morningstar’s Annual Report on Form 10-K for the year ended December 31, 2006.  If any of these risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected.  Any forward-looking statement you read in this current report on Form 8-K reflects our current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to our operations, results of operations, growth strategy, and liquidity.  We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.

Investor Questions and Answers: May 2007

We plan to make written responses available addressing investor questions about our business on the first Friday of every month. The following answers respond to selected questions received through May 3, 2007. We intend to answer as many questions as time allows, although we will not answer product support questions through this channel. We may wait to respond to a given question until the following month if we need more time to research the answer.

If you would like to submit a question, please send an e-mail to investors@morningstar.com, contact us via fax at 312-696-6009, or write to us at the following address:

Morningstar, Inc.
Investor Relations
225 West Wacker Drive
Chicago, IL 60606

Investor Communications

1.              May an analyst talk to your CFO or specific person if they desire to ask questions?

As a general policy, we don’t hold one-on-one meetings or conference calls. Our goal is to communicate equally with all shareholders, without special treatment for large shareholders or research analysts. So instead of holding one-on-one meetings and conference calls, we answer questions from investors in written form on a regular basis. We make those answers available to all shareholders at the same time through our regular 8-K filings.

Earnings Forecasts

2.              Has MORN shared either their EPS long- term growth objective with Wall Street at conferences or any other growth or return objectives?

No. We don’t issue financial forecasts. We’re uneasy with management forecasts because they are, by their nature, subjective and could have an effect on a company’s stock price. We prefer to avoid this potential conflict and let our results speak for themselves. We don’t want to create short-term incentives to ‘‘make the numbers’’ and possibly encourage our employees to make decisions that aren’t in the long-term interests of shareholders.

Sales and Marketing

3.              How do you market your products?

We promote our print, software, and Web-based products and services, and consulting services with a staff of sales and marketing professionals, as well as through public relations. Our marketing staff includes both product specialists and a corporate marketing group that manages company initiatives. As part of these groups, we have several strategic account managers who oversee all aspects of our largest client relationships. We also have a sales operations staff, which focuses on tracking revenue, forecasting sales, and other tasks to support our sales team. Across all three of our segments, we emphasize high levels of product support to help our customers use our products effectively and provide our product managers with feedback from customers.

We promote our individual investor products primarily through traditional direct mail, e-mail, promotions on our 20 investor Web sites worldwide, public relations, and advertising on related Web sites.

Our strategy is to increase the number of investors who sign up for Morningstar.com Premium Membership by continuing to develop and promote Premium content such as analyst reports, Fund Analyst Picks and Pans, and value-added portfolio tools, which we market to registered users and other investors. As a core marketing strategy for Morningstar.com, we use search marketing. This includes working to optimize our site’s ranking in the search results that appear when users search for information about investing and purchasing advertisements on third-party sites such as Yahoo! and Google based on key words that can bring investors to relevant content on Morningstar.com.

Our products for advisors are sold primarily through our sales force, with promotional support from direct mail, online and print advertising, public relations, and conference exhibits. We also use the annual Morningstar Investment Conference to promote our offerings for advisors. We believe that there are opportunities to increase Advisor Workstation sales by attracting additional brokerage firms and investment advisors and increasing revenue per license from existing clients by expanding the amount of functionality licensed. We also plan to continue expanding our offerings for financial advisors outside the United States.

We market our products for institutional clients almost exclusively through our sales team. We provide marketing support for our sales team in the form of online and print advertising, public relations, direct mail, and conference exhibits. We also have data reselling agreements with third-party providers of investment tools and applications, allowing us to increase the distribution of our data with minimal additional cost.

Revenue from Advertising Sales

4.              Do you report the revenue component associated with Ad Revenue?  I have looked but so far have not found it.  Can you provide this breakdown and the trend?

We published information about the advertising sales revenue associated with Morningstar.com in our 2006 annual report. The table below shows the annual revenue and growth rates for each of the past five years:

	2002	2003	2004	2005	2006
Advertising sales ($mil)	$3.6	$3.8	$5.4	$7.3	$9.2
% change	20%	6%	42%	35%	26%

We also generate advertising sales revenue outside of the United States. This revenue has historically been smaller relative to ad sales from our U.S. operations, but increased with our acquisition of Aspect Huntley.

Short Interest in MORN

5.              [Regarding the short interest ratio in MORN]: Why [does] this measure seem high? How could you explain the reason why this kind of investors (short), that empirical evidence describe as "more informed", should bet on negative performance from your stocks?

Based on publicly available information, there are currently about 931,700 shares of short interest in Morningstar, compared with a total of about 42 million shares outstanding. The level of short interest is equivalent to about 12 “days to cover” based on our average daily share volume. To answer your first question, we believe this measure may “seem high” because it’s calculated based on the average daily volume of shares traded for Morningstar, which has been relatively low.

Regarding your second question, we haven’t seen the empirical evidence you mentioned to support the notion that investors who make short sales are more informed, and we can’t speak on behalf of investors who might choose to make negative bets on our stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORNINGSTAR, INC.

Date: May 4, 2007	By:	/s/ Martha Dustin Boudos
	Name:	Martha Dustin Boudos
	Title:	Chief Financial Officer